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                                                               EXHIBIT 23.2
                                                               ------------



                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement of iBasis, Inc. on Form S-4 of our report dated February 27, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for goodwill and other intangible assets), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Boston, Massachusetts
May 13, 2004